Exhibit 10.9

CONTRIBUTION AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

CONTRIBUTION AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the “Agreement”), dated as of                     , 2013, by and among PROFESSIONAL DIVERSITY NETWORK, LLC f/k/a iHispano.com, LLC, an Illinois limited liability company (“LLC”), PROFESSIONAL DIVERSITY NETWORK, INC., a Delaware corporation (“PDN”), and the holders of outstanding Units (as defined in Section 1.2) who execute this Agreement (or a joinder hereto in the form of Exhibit A) or who otherwise agree to be bound by this Agreement as members (the “Members”).

WHEREAS, LLC and the Members desire to reorganize LLC as a corporation in order to effectuate an initial public offering (the “IPO”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the reorganization (the “Reorganization”) shall be effected through (i) the contribution to PDN by the Members of all of the right, title and interest in and to their entire membership interest in LLC (the “Contribution”) such that LLC will become a wholly-owned subsidiary of PDN and the Members will become stockholders of PDN, and (ii) the merger of LLC with and into PDN such that LLC will cease to exist as a separate and distinct legal entity and PDN shall continue as the surviving corporation (the “PDN Merger”);

WHEREAS, for federal income tax purposes, it is intended that (i) the Contribution shall qualify as a transfer of property to PDN by the Members described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the PDN Merger shall qualify as a reorganization described in Section 368(a) of the Code;

WHEREAS, each of the managers of LLC (“Managers”) and the incorporator and board of directors of PDN (the “Board”) have approved this Agreement;

WHEREAS, no further action on the part of the Managers or the Board is required to effect the transactions contemplated hereby;

WHEREAS, the Members of the LLC and the incorporator and Board of PDN have approved this Agreement and the Contribution and no further action on the part of the Members of the LLC or the incorporator or Board of PDN is required to effect the transactions contemplated hereby; and

WHEREAS, LLC and PDN desire to make certain representations, warranties, covenants and agreements in connection with the combination and also to prescribe various conditions to the Reorganization.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I

THE CONTRIBUTION AND THE MERGER

Section 1.1 Certificate of Incorporation and Bylaws of PDN. The Certificate of Incorporation and Bylaws of PDN shall be amended and adopted, respectively, to be effective as of the Closing (as defined herein) and substantially in the form of Exhibit A and Exhibit B attached hereto, respectively. From the date hereof until the Effective Time (as defined herein), no party hereto may take any action inconsistent with the provisions of this Agreement without the written consent of the other parties hereto.

Section 1.2 The Contribution. Upon the terms and subject to the provisions of this Agreement, at the Closing, each holder of any outstanding Units of membership interest in LLC (the “Units”) shall contribute to PDN all of the right, title and interest in and to such holder’s Units, free and clear of any Encumbrances (as defined in Section 3.2), which Units, in each case, are set forth next to the name of such person in Schedule 5.1 attached hereto, and in exchange therefor each holder of Units shall be entitled to receive a number of shares of common stock of PDN (“PDN Common Stock”) as described in Section 2.1. As a result of the Contribution, PDN shall become the sole member of LLC and LLC will become a wholly-owned subsidiary of PDN.

Section 1.3 The PDN Merger. Upon the terms and subject to the provisions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Illinois Limited Liability Company Act (the “ILCA”), LLC shall merge with and into PDN immediately following the Contribution. As a result of the PDN Merger, the separate legal existence of LLC shall cease and PDN shall continue as the surviving corporation. Upon becoming effective, the PDN Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of LLC shall vest in PDN, and all debts, liabilities and duties of LLC shall become the debts, liabilities and duties of PDN.

Section 1.4 Effective Time of Merger. Subject to, and consistent with, the provisions of this Agreement, a certificate(s) of merger (the “PDN Certificate of Merger”) with respect to the PDN Merger in such form as is required by the relevant provisions of the DGCL and the ILCA shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the States of Delaware and Illinois for filing, as provided in the DGCL and the ILCA, as early as practicable following the Closing. The PDN Merger shall become effective upon the filing of the PDN Certificate of Merger with the Secretary of State of the State of Delaware and Illinois or such later time as may be specified therein. The time at which the PDN Merger becomes effective is hereinafter referred to as the “Effective Time.”

Section 1.5 Closing. The closing of the Reorganization (the “Closing”) shall occur on the date (the “Closing Date”) and at such time as the underwriting agreement is executed by PDN and the underwriter in connection with the IPO and no further action by the parties will be necessary provided that all preconditions set forth in this Agreement have been fully satisfied.

ARTICLE II

EXCHANGE OF SECURITIES

Section 2.1 Exchange of Units of LLC. At the Closing, (i) each Unit then outstanding and owned by a Member shall, by virtue of the Contribution as described in Section 1.2, be exchanged for [•] shares of PDN Common Stock (the “PDN Shares”); provided, however, that fractional PDN Shares shall be rounded up or down, as the case may be, to the nearest whole number. Upon such Contribution, (a) all such Units shall be transferred and exchanged in full, together with all right, title and interest in and to such Units, to PDN and (b) each person who was formerly a holder of a Unit shall cease to have any rights with respect thereto, except the right to receive the PDN Shares to be issued or paid in consideration therefor.

Section 2.2 Exchange of Certificates. The procedures for exchanging certificates representing Units outstanding immediately prior to Closing for the PDN Shares are as follows:

(a) Exchange Agent. As of or prior to Closing, PDN shall deposit with James Kirsch (the “Exchange Agent”), for the benefit of the Members immediately prior to the Closing, certificates representing the PDN Shares issuable to the Members pursuant to Section 2.1 in exchange for their outstanding Units. The Exchange Agent may resign from his capacity as Exchange Agent at any time by written notice delivered to PDN. If there is a vacancy at any time in the position of Exchange Agent for any reason, such vacancy shall be filled by a majority interest of the Members existing immediately prior to the Exchange Agent’s resignation. The Members shall indemnify and hold harmless the Exchange Agent from any and all losses, liabilities, and expenses (including reasonable attorneys’ fees) arising out of or in connection with the Exchange Agent’s execution and performance (solely in his capacity as the Exchange Agent and not in his capacity as a holder of Units or otherwise) of this Agreement. James Kirsch shall not be entitled to any fees or other compensation in his capacity as Exchange Agent.

(b) Exchange Procedures.

(i) At or prior to Closing, each holder of a Unit shall deliver to the Exchange Agent, or to such other agent or agents as may be appointed by PDN, documentation reasonably satisfactory to the Exchange Agent or PDN, duly executed by such holder, evidencing the transfer of the Units (the “Transfer Documents”). Upon delivery of the Transfer Documents, duly endorsed, to the Exchange Agent, such Members shall be entitled to receive in exchange therefor, certificates representing the number of whole PDN Shares that such holder has the right to receive pursuant to the provisions of this Article II.

(ii) Immediately after Closing, all Units shall be deemed to have been delivered to the Exchange Agent and exchanged for the PDN Shares in accordance with the provisions set forth in subsection (i) above.

(c) No further Ownership Rights in Units and PDN Common Stock. All PDN Shares issued upon the delivery of the Transfer Documents in accordance with the terms hereof (and any cash paid pursuant to subsection (c) or (e) of this Section 2.2) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Units so contributed and exchanged. If, after the Closing, Transfer Documents with respect to valid Units are presented to PDN for any reason, such Units shall be deemed contributed and exchanged to PDN in accordance with the provisions of this Agreement, effective as of the Closing and the Members, in exchange therefor, shall receive such number of PDN Shares as may be calculated pursuant to Section 2.1, together, without interest, with cash in lieu of fractional PDN Shares as described in Section 2.2(e).

(d) No Liability. Neither LLC nor PDN shall be liable to any Member for any PDN Shares or any dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) Withholding Rights. PDN shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Units such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by PDN such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Units in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LLC

LLC represents and warrants to PDN that the statements contained in this Article III are true and correct as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

Section 3.1 Organization of LLC. LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois. LLC has all requisite limited liability company power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, properties, financial condition or results of operations of LLC (an “LLC Material Adverse Effect”).

Section 3.2 LLC Capital Structure. The outstanding Units currently consist, and will consist immediately prior to the the Closing, of the Units set forth in Schedule 5.1 attached hereto, which Units represent 100% of the equity interests in LLC. No other person owns or holds any Units or portion of a Unit or any other equity interest in LLC, including, without limitation, an economic interest in LLC, an interest in the profits or losses of LLC or an interest in the right to receive distributions from LLC. There are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of Units or other equity interests in LLC, or any securities convertible into or exercisable or exchangeable for Units or other equity interests in LLC, or any other commitments of any kind for the granting of additional Units or other equity interests in LLC or other equity interests or securities issued by LLC. All of the outstanding Units are duly authorized, fully paid and nonassessable securities of LLC, free and clear of all Encumbrances (as defined below) (other than any restrictions under the Securities Act and state securities laws and under the Operating Agreement (as defined in Section 5.1 below)). There are no contracts relating to the issuance, sale, or transfer of any Units or other equity interests in LLC, or any portions of any Units or other equity interests in LLC. To the knowledge of LLC, except for the Operating Agreement, there are no operating, members, shareholders or similar agreements, registration rights agreements, agreements with respect to the transfer or sale of Units or other equity interests in LLC, or voting trusts, proxies or other voting agreements or understandings with respect to the outstanding Units or other equity interests in LLC. For purposes of this Agreement, “Encumbrance” shall mean any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

Section 3.3 Authority. LLC has all requisite limited liability company power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Reorganization. The execution, delivery and performance by LLC of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary action on the part of LLC, its Managers and its Members. This Agreement has been duly executed and delivered by LLC and constitutes the valid and binding obligations of LLC, enforceable against LLC in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (the “Bankruptcy and Equity Exception”).

Section 3.4 Noncontravention. The execution, delivery and performance by LLC of this Agreement and the consummation by it of the Reorganization do not and will not (i) violate the articles of organization or operating agreement of LLC, (ii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree or (iii) require any material consent or other material action by any person, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of LLC under any material agreement or instrument binding upon LLC.

Section 3.5 Governmental Authorization. The execution, delivery and performance by LLC of this Agreement and the consummation of the Reorganization require no material action by or in respect of, or material approval by, notice to or filing with, any governmental body, agency or official, other than compliance with any applicable requirements of federal and state securities laws including, without limitation, the Securities Act.

Section 3.6 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III, LLC MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND LLC HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT AND THE CONSUMMATION OF THE REORGANIZATION.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PDN

PDN represents and warrants to LLC and the Members that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

Section 4.1 Organization of PDN. PDN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a PDN Material Adverse Effect (as defined below). PDN does not have, and, since the date of its incorporation, has not had any Subsidiaries. PDN does not directly or indirectly own any equity or similar interest in, or any interest that is mandatorily convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. For purposes of this Agreement “PDN Material Adverse Effect” shall mean a material adverse effect on the business, assets, properties, financial condition or results of operations of PDN.

Section 4.2 PDN Capital Structure.

(a) The authorized capital stock of PDN consists of 25,000,000 shares of PDN Common Stock. As of the date hereof, (i) no shares of PDN Common Stock are issued and outstanding, and (ii) no shares of PDN Common Stock are held in the treasury of PDN. There are no obligations, contingent or otherwise, of PDN to repurchase, redeem or otherwise acquire any shares of PDN Common Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

(b) (i) There are no securities of PDN, or any security convertible into or exercisable or exchangeable for such securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, securities, calls, rights, commitments or agreements of any character to which PDN is a party or by which it is bound obligating PDN to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of PDN or obligating PDN to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the knowledge of PDN, except as set forth on Schedule 5.1 hereto, there are no shareholders or similar agreements, registration rights agreements, agreements with respect to the transfer or sale of PDN Common Stock or other securities of PDN, or voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of PDN.

Section 4.3 Authority. PDN has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Reorganization. The execution, delivery and performance by PDN of this Agreement and the consummation by it of the Reorganization have been duly authorized by all necessary action on the part of PDN, its existing stockholders and the Board. This Agreement has been duly executed and delivered by PDN and constitutes the valid and binding obligations of PDN, enforceable against PDN in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.4 Noncontravention. The execution, delivery and performance by PDN of this Agreement and the consummation by it of the Reorganization do not and will not (i) violate the certificate of incorporation or bylaws of PDN, (ii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree or (iii) require any material consent or other material action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of PDN under any material agreement or instrument binding upon PDN.

Section 4.5 Governmental Authorization. The execution, delivery and performance by PDN of this Agreement and the consummation of the Reorganization require no material action by or in respect of, or material approval by, notice to or filing with, any governmental body, agency or official, other than compliance with any applicable requirements of federal and state securities laws including, without limitation, the Securities Act.

Section 4.6 Section 203 of the DGCL Not Applicable. The Board of PDN, has taken all actions necessary under the DGCL, including approving the transactions contemplated by this Agreement, to ensure that Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) does not, and will not, apply to the transactions contemplated hereunder and thereunder. No other “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation is applicable to PDN or the Reorganization.

Section 4.7 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV, PDN MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND PDN HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT AND THE CONSUMMATION OF THE REORGANIZATION.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF MEMBERS

Each Member, individually and not jointly and severally, represents and warrants to PDN and LLC that the statements contained in this Article V are true and correct as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V).

Section 5.1 Ownership of Interests. Such Member holds of record and owns beneficially the Units set forth next to his name in Schedule 5.1 hereto, free and clear of any Encumbrances (other than any restrictions under the Securities Act and state securities laws and under the Operating Agreement). Such Member is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require such Member to sell, transfer, or otherwise dispose of any Units. Such Member is not a party to any operating, members, shareholders or similar agreements, registration rights agreements, agreements with respect to the transfer or sale of Units or other equity interests in LLC, or voting trust, proxy, or other agreement or understanding with respect to the voting of any Units or other equity interests in LLC, except for the LLC’s Operating Agreement dated as of November 12, 2004 among LLC and its members, as amended (the “Operating Agreement”).

Section 5.2 Authority. Such Member has full legal capacity (and if an entity, power) to execute and deliver this Agreement and to perform his obligations hereunder. All acts required to be taken by such Member to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken. This Agreement has been duly executed and delivered by such Member and constitutes the valid and binding obligation of such Member enforceable against such Member in accordance with its terms, subject to the Bankruptcy and Equity Exception and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Member is a party.

Section 5.3 Noncontravention; Governmental Authorization.

(a) The execution, delivery and performance by such Member of this Agreement and the consummation of the Reorganization do not and will not (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Member is subject or, if such Member is an entity, any provision of its charter, bylaws, or other governing documents, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Member is a party or by which he, she, or it is bound or to which any of his, her, or its assets are subject, or (c) result in the imposition or creation of any Encumbrance upon or with respect to its Units or any other equity interests it owns in the Company or PDN.

(b) The execution, delivery and performance by such Member of this Agreement and the consummation of the Reorganization require no material action by or in respect of, or material approval by, notice to or filing with, any governmental body, agency or official, other than compliance with any applicable requirements of federal and state securities laws including, without limitation, the Securities Act.

Section 5.4 Access to Information.

(a) Such Member has been given an opportunity to ask questions and receive answers from the managers, directors and officers of the LLC and PDN and to obtain additional information from the LLC and PDN.

(b) Such Member is an “accredited investor” (as defined in Rule 501(a) of Regulation D of the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in PDN’s securities and has obtained, in his judgment, sufficient information about PDN to evaluate the merits and risks of an investment in PDN.

(c) Such Member is relying solely on the representations and warranties contained in Articles III and IV in making his, her or its decision to enter into this Agreement and to consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the LLC or PDN or their respective managers, directors, officers, employees or agents to such Member.

Section 5.5 Securities Laws. The PDN Shares will be acquired for such Member’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and no PDN Shares will be disposed of by such Member in contravention of the Securities Act or any applicable state securities laws.

Section 5.6 Restricted Stock. Such Member understands that the PDN Shares have not been registered under the laws of any jurisdiction (including the Securities Act, the laws of any state of the United States of America or the laws of any foreign jurisdiction). Such Member understands and agrees further that the PDN Shares may not be offered, resold, pledged or otherwise transferred unless they have been registered under the Securities Act and any applicable state or other securities laws or unless an exemption from such registration is available. Such Member understands that legends stating that the PDN Shares have not been registered under the Securities Act and any applicable state or other laws and setting out or referring to the restrictions on the transferability and resale of the PD Shares may be placed on certificates evidencing the PDN Shares.

Section 5.7 Member Acknowledgment. Such Holder understands that this Agreement contains provisions that may have significant legal, tax and financial consequences for such Member. Such Member has consulted with such independent legal, tax and financial advisors as deemed appropriate to assist such Member in evaluating the transactions contemplated hereby.

ARTICLE VI

COVENANTS

Section 6.1 Cooperation; Notice; Cure. Each of the parties hereto will use commercially reasonable efforts to effectuate the Reorganization and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each of the parties hereto, shall notify each of the other parties of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practicable after it becomes known to such party, that causes or will cause any covenant or agreement of such party, under this Agreement to be breached or that renders or will render untrue any representation or warranty of such party contained in this Agreement. Each of the parties hereto shall notify each of the other parties in writing of, and will use all commercially reasonable efforts to cure, before the Closing Date, any violation or breach, or soon as practicable after it becomes known to such party, of any representation, warranty, covenant or agreement made by such party. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

Section 6.2 Registration Statement.

(a) On May 22, 2012, PDN filed with the U.S. Securities and Exchange Commission (the “SEC”) the Registration Statement contemplating the IPO on Form S-1. PDN shall use its commercially reasonable efforts to prepare and file any amendments thereto and to cause such Registration Statement to be declared effective with the SEC (such Registration Statement, as amended, the “Registration Statement”); provided, however, that the Members acknowledge and agree that the PDN Shares will not be registered in the IPO.

(b) Each party hereto shall use its commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in Registration Statement) in connection with the Reorganization.

Section 6.3 Legal Conditions to Reorganization.

(a) Each party hereto shall each use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the Reorganization as promptly as practicable, (ii) obtain from any governmental entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by such party in connection with the authorization, execution and delivery of this Agreement and the consummation of the Reorganization, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Contribution and the PDN Merger required under the Securities Act and the Securities Exchange Act of 1934, as amended, and any other applicable laws, and (iv) refrain from taking any which would reasonably be likely to delay, hinder or interfere with the Reorganization.

(b) Each party hereto agrees to cooperate and to use its commercially reasonable efforts to obtain any government clearances required for Closing, to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Reorganization.

(c) Each of the parties hereto shall give any notices to third parties, and shall use its commercially reasonable efforts to obtain any third party consents related to or required in connection with the Reorganization.

Section 6.4 Non-recognition Exchange. Whether before or after the Effective Time, none of the parties hereto shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the PDN Merger and the Contribution as transfers of property described in Section 351 of the Code or the PDN Merger as a reorganization described in Section 368(a) of the Code.

Section 6.5 Conveyance Taxes. The parties hereto shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes (together, “Conveyance Taxes”) which become payable in connection with the Reorganization that are required or permitted to be filed on or before the Effective Time. LLC shall pay with respect to the Contribution and PDN shall pay with respect to the PDN Merger, without deduction or withholding from any amount payable to the holders of Units or PDN Common Stock, as the case may be, any such Conveyance Taxes imposed by any governmental entity (and any penalties and interest with respect to such Conveyance Taxes), which become payable in connection with the Reorganization, on behalf of their stockholders or Members, as the case may be.

Section 6.6 Release. Effective as of the Closing, each holder of Units, individually and on behalf of his or its heirs, agents, assigns and representatives, hereby remises, releases and forever discharges LLC and its members, officers, managers, agents, employees, affiliates, successors and assigns of and from any liability for any and all claims, counterclaims, controversies, actions, causes of action, demands, debts, damages, costs, attorneys’ fees, or liabilities of any nature whatsoever in law or in equity, whether now known or hereafter discovered, that have arisen, or may arise, out of events that have occurred from the beginning of time until the date hereof; provided, however, that this Section 6.7 shall not be effective to release LLC or PDN from any of its obligations under this Agreement or under the Debt Conversion Agreement or any Employment Agreement with PDN and such holder, or other agreements entered into by such holder and LLC or PDN in connection with the IPO.

ARTICLE VII

CONDITIONS TO THE REORGANIZATION

Section 7.1 Conditions to the Obligation of PDN and LLC to Effect the Reorganization. The respective obligations of PDN and LLC to effect the Reorganization shall be subject to the satisfaction or waiver by each of PDN and LLC prior to the Closing of the following conditions:

(a) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity the failure of which to file, obtain or occur is reasonably likely to have an LLC Material Adverse Effect or a PDN Material Adverse Effect shall have been filed, obtained or occurred.

(b) PDN and the underwriter shall have entered into an underwriting agreement in connection with the IPO.

(c) No governmental entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Reorganization illegal or otherwise prohibiting consummation of the Reorganization.

(d) LLC shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the Reorganization, except those of which, if not obtained, would not, individually or in the aggregate, have an LLC Material Adverse Effect.

(f) PDN shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the Reorganization, except those which, if not obtained, would not, individually or in the aggregate, have a PDN Material Adverse Effect.

(g) PDN shall have taken all actions necessary so that not later than the Closing Date, the Certificate of Incorporation and Bylaws of PDN shall have been amended or adopted, respectively, to be substantially in the form of Exhibit A and Exhibit B, respectfully, attached hereto.

Section 7.2 Additional Conditions to Obligations of LLC. The obligation of LLC to effect the PDN Merger is subject to the satisfaction of each of the following conditions prior to the Closing, any of which may be waived in writing exclusively by LLC:

(a) The representations and warranties of PDN set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

(b) PDN shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date.

Section 7.3 Additional Conditions to Obligations of PDN. The obligations of PDN to effect the Reorganization are subject to the satisfaction of each of the following conditions prior to the Closing, any of which may be waived in writing exclusively by PDN:

(a) The representations and warranties of LLC and the Members set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

(b) LLC and the Members shall have performed in all material respects all material obligations required to be performed by each of them under this Agreement at or prior to the Closing Date.

Section 7.4 Additional Conditions to Obligations of the Members. The obligations of each Member to effect the Contribution are subject to the satisfaction of each of the following conditions prior to Closing, any of which may be waived in writing exclusively by each Member:

(a) The representations and warranties of LLC and PDN set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

(b) Each of LLC and PDN shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date.

ARTICLE VIII

TERMINATION AND AMENDMENT

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing (a) by mutual written consent of LLC and PDN or (b) automatically, upon written notice by any party hereto delivered to each of the other parties hereto, if any federal or state governmental entity shall have issued a nonappealable final order, decree or ruling or taken any other nonnappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Reorganization.

Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1(a), written notice shall be given to each other party hereto and this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Members, LLC or PDN or any of their respective officers, directors, or equityholders.

Section 8.3 Amendment. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.4 Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any waiver or failure to insist on strict compliance with any obligation, covenant, agreement or condition contained in this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements set forth in this Agreement and in any certificates delivered at the Closing in connection with this Agreement shall survive the Closing.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Operating Agreement, the Registration Statement or to the last known address of a Member as set forth in the LLC’s records, as the case may be.

Section 9.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

Section 9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of LLC, PDN or any Member makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, managers, members, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Reorganization, notwithstanding the delivery or disclosure to any other party or the other party’s representatives of any documentation or other information with respect to any one or more of the foregoing.

Section 9.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the Reorganization may be brought in any state or federal court sitting in Cook County, Illinois, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 9.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 9.7 Certification Pursuant to DGCL Section 251(f). The undersigned, being the Secretary of PDN, hereby certifies that no shares of stock of PDN are outstanding prior to the adoption by PDN’s sole Director of the resolution approving this Agreement.

Myrna Newman

[Signature Page Follows]

IN WITNESS WHEREOF, LLC, PDN and the Members have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

PROFESSIONAL DIVERSITY NETWORK, LLC
f/k/a iHispano.com, LLC

By:
James Kirsch, Chief Executive Officer

PROFESSIONAL DIVERSITY NETWORK, INC.

By:
James Kirsch, Chief Executive Officer

MEMBERS:

James Kirsch

Daniel L. Ladurini, not individually but as Trustee under the Daniel L. Ladurini GST Trust Agreement dated August 1, 1997

Rudy Martinez

Exhibit A

(Amended and Restated Certificate of Incorporation)

Exhibit B

(Amended and Restated Bylaws)

Schedule 5.1

(Outstanding LLC Interests)

Name	LLC Interests	Percentage Ownership		PDN Common Stock
Daniel L. Ladurini GST Trust Agreement, dated August 1, 1997		_____	%
James R. Kirsch		_____	%
Rudy Martinez		_____	%

Note: Daniel L. Ladurini, not indivdiually but as Trustee of the Daniel L. GST Trust Agreement dated August 1, 1997 (“Ladurini Trust”) and James R. Kirsch (“Kirsch”) are parties to a certain Stock Option Agreement dated                     , 2013, pursuant to which Kirsch has the right to acquire from the Ladurini Trust a number of shares of PDN Common Stock equal to seven percent (7%) of the shares of PDN Common Stock issued and outstanding immediately following the Reorganization and prior to the IPO.

Note: The Ladurini Trust and Daniel Marovitz (“Marovitz”) are parties to a certain Stock certain Stock Option Agreement dated                     , 2013, pursuant to which Marovitz has the right to acquire from the Ladurini Trust a number of shares of PDN Common Stock equal to three percent (3%) of the shares of PDN Common Stock issued and outstanding immediately following the Reorganization and prior to the IPO.